Exhibit 10.1

SECOND MORTGAGE MODIFICATION AGREEMENT

Dated: As of October 22, 2020

between

555 N Research Corporation

having an office at:

555 North Research Place
Central Islip, New York 11722

(the “Mortgagor”)

and

HSBC Bank USA, National Association
a national banking association organized under the laws of the United States of America having an office at:

534 Broad Hollow Road
Melville, New York 11747

(the “Mortgagee”)

LOCATION OF PREMISES:

Street Address	: 555 North Research Place, Central Islip, NY
County of	: Suffolk
State of	: New York
Section	: 164.00
Block	: 04.00
Lot	: 007.001

SECOND MORTGAGE MODIFICATION AGREEMENT

Second Mortgage Modification Agreement (hereinafter referred to as this “Agreement”) dated as of October 22, 2020 between HSBC Bank USA, National Association, having an office at 534 Broad Hollow Road, Melville, New York 11747 (the “Mortgagee”) and 555 N Research Corporation, a New York corporation, having an office at 555 North Research Place, Central Islip, New York (the “Mortgagor”).

WITNESSETH:

WHEREAS, the Mortgagor and the Mortgagee executed an Fee and Leasehold Mortgage, Security Agreement and Fixture Filing dated November 30, 2017 which was modified by Mortgage Modification Agreement dated August 5, 2019 (collectively, including any modifications, restatements or substitutions thereof, the “Mortgage”) in connection with a certain mortgage loan made by the Mortgagee in favor of the Mortgagor in the original principal amount of Ten Million Three Hundred Eighty-Seven Thousand Five Hundred and 00/100 ($10,387,500.00) Dollars and interest thereon (the “Loan”) encumbering premises described in the Mortgage, which Mortgage secures a certain Note in the original principal amount of Ten Million Three Hundred Eighty-Seven Thousand Five Hundred and 00/100 ($10,387,500.00) Dollars dated November 30, 2017 (including any modifications, restatements or substitutions thereof, the “Note”); and

WHEREAS, the Mortgagor has requested that the Mortgagee amend the Liquidity Covenant contained in Section 1.11(f) of the Mortgage, and the Mortgagee is willing to amend the Liquidity Covenant in Section 1.11(f) of the Mortgage, subject to the further provisions herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Mortgagee and the Mortgagor agree as follows:

1.     The Mortgagor represents and warrants that the principal amount outstanding under the Note, as of October 4, 2020, is $9,378,105 together with interest thereon (the “Indebtedness”), which Indebtedness is due and owing without counterclaims, defenses or offsets.

2.     Section 1.11(f) of the Mortgage as previously modified on August 5, 2019, is hereby deleted and the following Section 1.11(f) shall be inserted in lieu thereof:

“(f)     CVD Equipment Corporation and its consolidated subsidiaries shall own and maintain minimum Liquid Assets of at least (i) $3,500,000 as of September 30, 2020, (ii) $3,750,000 as of March 31, 2021, and (iii) $3,000,000 as of September 30, 2021 and $3,000,000 as of each quarter end thereafter as determined by the Mortgagee. As used herein, the term "Liquid Assets" shall be deemed to mean assets of the following types and nature so long as such are not pledged, encumbered, hypothecated, subject to rights of offset or otherwise restricted:

(i)     readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(ii)     time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (iii) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(iii)     commercial paper issued by any entity organized under the laws of any state of the United States of America and rated at least "Prime‑1" (or the then equivalent grade) by Moody's or at least "A‑1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(iv)     demand deposit accounts, money market accounts or similar investments classified in accordance with GAAP as current assets of CVD Equipment Corporation and its consolidated subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (i), (ii) and (iii) of this definition.”

3.     The Mortgagor hereby reaffirms and ratifies all of the terms, conditions, representations and covenants contained in the Assignment of Leases and Rents executed by the Mortgagor dated November 30, 2017 and an ADA and Environmental Indemnity Agreement dated November 30, 2017.

4.     Except as expressly provided in this Agreement, all of the terms, provisions, covenants and conditions of the Loan Documents (as defined in the Mortgage but as may be restated on the date hereof) shall be and remain in full force and effect as written therein, unmodified hereby. The Mortgagor hereby further ratifies and acknowledges the continuing validity and enforceability of the Loan Documents as herein modified and the obligations and liens evidenced thereby. In the event of any conflict between the terms, provisions, covenants and conditions of this Agreement and the Loan Documents, this Agreement shall control. This Agreement shall not waive, suspend, diminish or impair the Loan Documents or the obligations, liabilities, liens or security interests represented thereby.

5.     The execution and delivery of this Agreement shall not extinguish the Indebtedness and no part thereof shall be discharged, distributed, cancelled or impaired by the execution and delivery of this Agreement or any further instruments securing the Indebtedness and any other or further indebtedness.

6.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

7.     By executing this Agreement, the undersigned represents that the Mortgagor has the power to execute this Agreement, and the execution of this Agreement has been duly authorized by all necessary corporate action, and that the authority of the undersigned to execute this Agreement as Chief Financial Officer and bind the Mortgagor as stated in the Secretary Certificate-Corporate Borrower of even date herewith.

8.     This Agreement may be executed in one or more counterparts (including by facsimile or PDF electronic transmission), each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

9.     This Agreement and the other documents to be delivered hereunder, constitute the valid and binding obligation of the Mortgagor and are enforceable against the Mortgagor in accordance with their terms, provisions, covenants and conditions.

10.     The Mortgagor represents and warrants that it is, and shall continue to be, in compliance with all of the covenants, representations and warranties contained in the Loan Documents.

11.     In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

12.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

13.     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

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IN WITNESS WHEREOF, this Second Mortgage Modification Agreement has been duly executed by the Mortgagor and the Mortgagee on the date written in the opening paragraph of this Agreement.

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Shaun R. Kleinman
Senior Vice President

555 N RESEARCH CORPORATION

BY:
Thomas McNeill
Chief Financial Officer

STATE OF ILLINOIS	)ss:

On the                       day of October in the year 2020, before me, the undersigned, personally appeared Shaun R. Kleinman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his/her/their capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Cook in the State of Illinois.     .

(signature and office of individual taking acknowledgment)

STATE OF NEW YORK	)
)ss.:
COUNTY OF SUFFOLK	)

On the      day of October in the year 2020, before me, the undersigned, personally appeared Thomas McNeill, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public